Exhibit 99.1

Raptor Pharmaceutical Corp. Announces
Closing of
Public Offering of Common Stock

Novato, California  — September 13, 2011 — Raptor Pharmaceutical Corp. ("Raptor" or the "Company") (Nasdaq: RPTP), today announced the closing of its previously announced underwritten public offering of shares of its common stock at a price to the public of $4.00 per share.  The shares sold in the offering included 10,000,000 shares of common stock plus an additional 1,500,000 shares of common stock pursuant to the exercise by the underwriters of the over-allotment option granted to them by the Company.  Total gross proceeds to the Company in the offering (including in connection with the sale of the shares of common stock pursuant to the exercise of the over-allotment option) totaled $46 million, before underwriting discounts and commissions.  The offering resulted in net proceeds to the Company of approximately $42.89 million after deduction of underwriting discounts and other offering expenses payable by the Company.

“We started Raptor five years ago with the goal of building a strong, efficient, progressive company with a near-term revenue based business model while remaining passionate about developing critical life-changing therapies to treat underserved patient populations” said Christopher M. Starr, Co-founder and CEO. “We are very pleased with the recent results of our Phase 3 cystinosis clinical trial, which combined with the proceeds from this financing and the continued support from our established and new investors, I feel confident of our ability to meet these goals.”

The Company expects to use the net proceeds from the offering to fund the Company's commercial and pre-commercial efforts, clinical and preclinical development programs and other general corporate activities.

JMP Securities LLC acted as the sole book-running manager for the offering, and Canaccord Genuity Inc. and Cowen and Company, LLC acted as co-lead managers for the offering.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. (NASDAQ: RPTP) (“Raptor”) seeks to research, produce, and deliver medicines that improve life for patients with severe, rare disorders. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, Non-alcoholic Steatohepatitis (“NASH”), Huntington’s Disease (“HD”), aldehyde dehydrogenase deficiency (“ALDH2”), and thrombotic disorder.

Raptor’s preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein and related proteins that are designed to target cancer, neurodegenerative disorders and infectious diseases.

For additional information, please visit www.raptorpharma.com.

Forward Looking Statements

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statement: that Raptor will be able to successfully develop any of its product candidates, build a strong, efficient, progressive company with a near-term revenue based business model or achieve any other goals discussed in this document. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report on Form 10-K filed with the SEC on November 22, 2010; and Raptor's quarterly report on Form 10-Q filed with the SEC on July 12, 2011; all of which are available free of charge on the SEC's website at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

Contact:

Trout Group (investors)
Lauren Glaser
(646) 378-2972
lglaser@troutgroup.com

EVC Group (media)
Janine McCargo
(646) 688-0425
jmccargo@evcgroup.com